Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

626 RXR Plaza
Uniondale, NY 11556
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Updates Florida Expansion Success

Sarasota Branch Revenues Grow 265% in 2017 vs 2016

TAMPA, Florida, May 22, 2017 /PRNewswire/ --

MagneGas Corporation (“MagneGas” or the “Company”) (MNGA) a leading clean technology company in the renewable resources and environmental solutions industries, announced today that revenues for its newest Florida location for industrial gas and welding supply have grown 265% measured April 2017 versus December 2016.

Know in the industry as ESSI, MagneGas’ wholly-owned subsidiary MagneGas Welding Supply LLC (MWS) is an established competitor in the industrial gas and welding supply industry in Florida. MWS opened its newest branch in January of 2017, and has enjoyed immediate market penetration, revenue growth and profitability. This branch is the fastest growing location within the MWS operation in 2017.

“This is another clear indication that the MagneGas2® product is a disruptive technology in a commoditized industry that is quickly gaining traction in the local market,” stated Ermanno Santilli, CEO of MagneGas. “Not only is MagneGas2® opening doors as an excellent wedge product, it is enabling our experienced sales team to present our full suite of industrial gas and welding supply products.”

“When combined with superior customer service, our team has been highly successful in quickly generating profitable cross-sales opportunities,” continued Mr. Santilli. “We are actively adding experienced industry sales members to our team today. We are excited to expand our team and drive accelerated revenue growth so that we can fully capitalize on our opportunities for success in the near term.”

“We are excited to bring on so many new clients that have quickly demonstrated their trust in our team to consistently deliver excellent service and competitive solutions,” stated Scott Mahoney, CFO of MagneGas. “We are hopeful that our Sarasota location will become a $1 million location as measured by annualized revenue in the coming quarters. We plan on replicating this success as we expand our Huntington, IN location next, followed by additional locations planned in Florida in the coming quarters. We seek to drive organic growth to rapidly enhance profitability in 2017 and beyond. This is a very cost-effective mechanism to self-fund accelerated revenue growth within a low risk business model. At the same time, we expect to selectively execute on near term acquisition opportunities in complementary markets in the coming quarters.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.